Exhibit 99.1

Immune Therapeutics Appoints Chief Financial Officer and Chief Operating Officer

ORLANDO, FL, August 4, 2022 (GLOBE NEWSWIRE) – Immune Therapeutics, Inc. (OTC PINK:IMUN) (“Immune” or “IMUN”), a specialty pharmaceutical company involved in the acquisition, development, and commercialization of pharmaceutical and biotechnology products that have a short and well-defined path to market, is pleased to announce the appointment of Glen Farmer as Chief Financial Officer and Kelly Wilson as Chief Operating Officer. Mr. Farmer will be replacing Dr. Stephen Wilson who was serving as the interim Chief Financial Officer and is currently the President, Chief Executive Officer, and a Director of the Company. Ms. Wilson will be filling the vacant position of Chief Operating Officer.

Mr. Farmer has over 30 years of experience creating and scaling Finance, Accounting and Operations for startup and development-stage companies. He has held numerous senior financial roles with startups and large corporations in the private and public sectors across multiple industries. He was most recently the Vice President and U.S. Controller at iAnthus Capital Management, Inc., a public company with 1,000+ employees and 42 consolidated subsidiaries. Prior to iAnthus, he held CFO positions with Croma Pharmaceuticals, Inc. and Primetime Life Sciences and served as Controller and Principal Accounting Officer for Avalon Pharmaceuticals.

Mr. Farmer received his bachelor’s degree in accounting from the University of Maryland, and his MBA with concentration in finance from Mount St. Mary’s University. He joins Immune to oversee Immune’s global finance team. He will report directly to Immune’s Chief Executive Officer.

“Glen is a highly accomplished CFO who will bring a wealth of experience to the new direction of Immune, including a background with public companies in corporate finance, corporate collaborations, and licensing. Glen’s extensive experience in global finance and operations, as well as his track record with development-stage biotech companies, will be vital as Immune enters its next phase of growth and we begin commercialization efforts, studies, and clinical trials,” said Dr. Stephen Wilson, Immune’s CEO. “On behalf of the entire Immune team, I welcome Glen and look forward to his contributions.”

In addition to the appointment of Mr. Farmer, Immune also announced it has appointed Kelly O’Brien Wilson as Chief Operating Officer. Ms. Wilson brings over 25 years of leadership, technology, and operational experience to Immune. She has held senior management and development roles with both startups and large corporations in the private, public, and government sectors across multiple industries including biotechnology, manufacturing, and computer software. She was the Chief Technology Officer and Director of Human Resources at Immune from 2015-2020 and has experience managing many different business departments including information technology, human resources, and corporate operations. Ms. Wilson graduated with honors from the University of Central Florida with a master’s degree in systems design and a bachelor’s degree in English.

In this new role, Ms. Wilson will be responsible for overseeing the company’s core business units, subsidiaries and working directly with Immune’s international leadership assisting with country management organization and functions. She will work to maximize the potential of the company’s growing portfolio of products, most of which are in a combination of approved and growth phases.

Dr. Stephen Wilson, CEO stated, “Ms. Wilson’s previous experience with Immune puts her in a unique position to speed management transition as the Company implements its new strategy. Having familiarity with past practices, and a systems design background, the responsibility of modernizing critical aspects of our organization to maximize our operating efficiency and improve resource allocation is a great fit for Ms. Wilson. On behalf of the entire Immune team, we welcome her to the company and look forward to a successful future.”

Forward Looking Statement

This press release may contain information about our views of future expectations, plans and prospects that constitute forward-looking statements. All forward-looking statements are based on management’s beliefs, assumptions, and expectations of Immune’s future economic performance, taking into account the information currently available to it. These statements are not statements of historical fact. Although Immune believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Immune does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law. No assurances can be made that Immune will successfully acquire its acquisition targets. Forward-looking statements are subject to a number of factors, risks, and uncertainties, some of which are not currently known to us, that may cause Immune’s actual results, performance, or financial condition to be materially different from the expectations of future results, performance, or financial position. Actual results may differ materially from the expectations discussed in forward-looking statements. Factors that could cause actual results to differ materially from expectations include general industry considerations, regulatory changes, changes in local or national economic conditions and other risks set forth in “Risk Factors” included in our filings with the Securities and Exchange Commission.

Disclaimer

The information provided in this press release is intended for general knowledge only and is not a substitute for professional medical advice or treatment for specific medical conditions. Always seek the advice of your physician or other qualified health care provider with any questions you may have regarding a medical condition. This information is not intended to diagnose, treat, cure or prevent any disease.

Contact Data

Dr. Stephen Wilson

CEO

ir@immunetherapeutics.com

1-888-391-9355

www.immunetherapeutics.com